UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2014 (January 28, 2014)

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition

Set forth below is a preliminary estimate of our net asset value per share as of January 27, 2014 and a preliminary estimate of our adjusted net investment income per share range for the three months ended December 31, 2013. The following estimates are not a comprehensive statement of our financial condition or results for the period from October 1, 2013 through December 31, 2013. We advise you that our actual results for the year ended December 31, 2013 may differ materially from these estimates, which are given only as of January 27, 2014, as a result of the completion of our financial closing procedures, final adjustments and other developments, including changes in interest rates or changes in the businesses to whom we have made loans, which may arise between now and the time that our financial results for the year ended December 31, 2013 are finalized. In addition, our board of directors has not yet determined the fair value of our investment portfolio as of December 31, 2013, which could have a material impact on our actual net asset value per share as of December 31, 2013 and our preliminary estimate of our net asset value as of January 27, 2014. This information is inherently uncertain.

We believe that the Operating Company, New Mountain Finance Holdings, L.L.C., will meet the adjusted net investment income per share estimate of between $0.33 and $0.35 for the three months ended December 31, 2013, which was previously announced on our quarterly earnings call held on November 12, 2013.

We estimate that our net asset value per share as of January 27, 2014 is approximately $14.53.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management.  Deloitte & Touche LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto.

Item 7.01       Regulation FD Disclosure

The U.S. Small Business Administration (“SBA”) has issued a “green light” letter inviting us to continue our application process to obtain a license to form and operate a Small Business Investment Company (“SBIC”) subsidiary. If approved, an SBIC license would provide us with an incremental source of attractive long-term capital.

Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license, and we have received no assurance or indication from the SBA that we will receive an SBIC license, or of the timeframe in which we would receive a license, should one ultimately be granted.

The information disclosed under these Items 2.02 and 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: January 28, 2014	By:	/s/ Paula A. Bosco
Name: Paula A. Bosco
Title: Secretary

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